UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 24, 2021

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(Address of Principal Executive Offices, and Zip Code)

(512) 275-0072
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Repurchase Transactions

On May 24, 2021, Q2 Holdings, Inc. (“Q2”) settled the previously announced repurchases of $24.5 million aggregate principal amount of its outstanding 0.75% Convertible Senior Notes due 2023 (the “2023 Notes”), plus an additional $11.7 million aggregate principal amount of its 2023 Notes, with an additional $0.9 million aggregate principal amount to settle on May 25, 2021, in each case pursuant to privately negotiated repurchase agreements, for a total of $37.1 million aggregate principal amount of the 2023 Notes repurchased, for an aggregate cash purchase price of $63.7 million (the “Repurchases”). Following the settlement of the Repurchases, $10.9 million in aggregate principal amount of 2023 Notes will remain outstanding with terms unchanged.

Bond Hedge and Warrant Unwind Transactions

On May 24, 2021, in connection with the Repurchases with respect to the 2023 Notes, Q2 and certain financial institutions (the “Existing Option Counterparties”) terminated a portion of: (i) the convertible note hedge transactions entered into in connection with the issuance of the 2023 Notes in a notional amount corresponding to the principal amount of such 2023 Notes repurchased and (ii) the warrant transactions with the Existing Option Counterparties entered into in connection with the issuance of the 2023 Notes with respect to a number of shares equal to the notional shares underlying such 2023 Notes repurchased (together, the “Terminations”). In connection with the Terminations, Q2 received net proceeds from the Existing Option Counterparties equal to approximately $6.6 million, which it intends to use for general corporate purposes.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Repurchases and the Terminations, such uncertainties and circumstances include the use of the net proceeds from the Terminations. Various factors could also adversely affect Q2’s operations, business or financial results in the future and cause Q2’s actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Special Note Regarding Forward-Looking Statements” in Part I, Item 2 of Q2’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and the risk factors described in Part I, Item 1A of Q2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, each filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2’s website at http://investors.q2ebanking.com/.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

May 25, 2021	/s/ David J. Mehok David J. Mehok Chief Financial Officer